UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 18, 2018

Nuverra Environmental Solutions, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33816	26-0287117
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14624 N. Scottsdale Road, Suite #300, Scottsdale, Arizona		85254
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (602) 903-7802

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 18, 2018, Nuverra Environmental Solutions, Inc. (the “Company”) appointed Robert Fox to serve as the Company’s President and Chief Operating Officer. Mr. Fox, age 56, has over 25 years’ senior management experience in transportation and logistics businesses.

Prior to joining the Company, Mr. Fox served in various senior executive positions with Comcar Industries, Inc. from 2001 to June 2018, including as Executive Vice President, Chief Operating Officer and Chief Financial Officer. Mr. Fox also previously held senior management positions with Rocor International, Builder’s Transport, Inc. and Burlington Northern Motor Holdings, Inc. Mr. Fox is a graduate of the University of Texas at Arlington, with a B.B.A. in accounting and he is a Certified Public Accountant.

There are no (i) family relationships, as defined in Item 401 of Regulation S-K, between Mr. Fox and any of the Company’s executive officers or directors, or any person nominated to become a director or executive officer, (ii) arrangements or understandings between Mr. Fox and any other person pursuant to which Mr. Fox was appointed as President and Chief Operating Officer of the Company, or (iii) transactions in which Mr. Fox has an interest requiring disclosure under Item 404(a) of Regulation S-K.

In connection with Mr. Fox’s appointment, he entered into an Employment Agreement with the Company (the “Employment Agreement”), effective as of June 18, 2018. Pursuant to the Employment Agreement, Mr. Fox will serve as the President and Chief Operating Officer of the Company for a three year term, with such term to be automatically extended for successive one-year periods thereafter, unless either the Company or Mr. Fox provide at least three months prior written notice of termination pursuant to the terms of the Employment Agreement.

For Mr. Fox’s services, he will be paid an annual base salary of $425,000, which shall be reviewed annually by the Company’s board of directors (the “Board”) or its Compensation and Nominating Committee to determine whether the annual base salary should be increased and, if so, in what amount. In connection with the commencement of Mr. Fox’s employment, he is entitled to receive a one-time cash bonus of $40,000.

Mr. Fox will receive insurance benefits and shall be entitled to participate in any of the Company current or future incentive compensation plans, including the management incentive plan adopted by the Board pursuant to the Company’s plan of reorganization (the “MIP”) and the performance-based cash bonus plan for senior executives (the “Bonus Plan”). In connection with Mr. Fox’s appointment, he will receive an initial grant of restricted stock units under the MIP with a target grant date value of $1,250,000 (the “Initial Award”). The Initial Award is comprised of one-half time-based awards that will vest in one-third increments on December 31 of each 2018, 2019 and 2020. The other half of the Initial Award is performance-based awards that will vest based on 2018 and 2019 fiscal year performance measurements. Mr. Fox is eligible for consideration for future grants under the MIP beginning in 2020. Under the Bonus Plan, Mr. Fox is eligible to earn a bonus for fiscal 2018 at the discretion of the Board with a target of 85% of his annual base salary, prorated to reflect his service time with the Company in 2018. It is anticipated that in fiscal 2019 and subsequent years, Mr. Fox’s target percentage of base salary under the Bonus Plan will be 65%.

In the event Mr. Fox is terminated for Cause (as defined in the Employment Agreement) or voluntarily terminates his employment without Good Reason (as defined in the Employment Agreement) he shall be entitled to payment of accrued and unpaid base salary, unused vacation, and reimbursement for expenses incurred through the last day of his employment. In the event Mr. Fox is terminated without Cause or terminates his employment for Good Reason, in each case that occurs without connection to a Change of Control (as defined in the Employment Agreement), Mr. Fox shall be entitled to (i) payment of accrued and unpaid base salary, unused vacation, and reimbursement for expenses incurred through the last day of his employment, (ii) a lump sum severance pay amount equal to the sum of twelve months base salary in effect immediately prior to the date of termination and twelve months of the Company’s COBRA premiums in effect on the date of termination, (iii) a lump sum amount equal to at least 100% of the bonus or bonuses attributable to the fiscal year during which the termination occurs based on actual performance results through the full fiscal year, and (iv) acceleration in full of the vesting and/or exercisability of all time-based equity awards outstanding. In the event Mr. Fox is terminated without Cause or terminates his employment for Good Reason, either of which occurs within twelve months after a Change of Control, or if Mr. Fox is terminated by the Company without Cause within six months prior to a Change of Control if such termination was in contemplation of such Change of Control, he shall be entitled to the payment described above with the following revisions: (i) Mr. Fox will receive an additional lump sum severance payment equal to the sum of twelve months base salary in effect immediately prior to the date of termination and twelve months of the Company’s COBRA premiums in effect on the date of termination, (ii) in lieu of the lump sum bonus amount described above, he will receive a lump sum payment equal to 100% of all bonuses attributable to the fiscal year during which the termination occurs at target, and (iii) acceleration in full of a pro-rata portion of all performance-based equity awards (in addition to acceleration of any time-based equity awards).

During and after termination of the Employment Agreement, Mr. Fox is obligated to maintain the Company’s confidential information in confidence. In addition, he agrees to certain non-competition and non-solicitation covenants for a one-year period following any termination of his employment.

The foregoing description of the Employment Agreement is only a summary and does not purport to be a complete description of the terms and conditions under the Employment Agreement, and such description is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 7.01.	Regulation FD Disclosure.

On June 18, 2018, the Company issued a press release announcing the appointment of Mr. Fox. A copy of the press release is being furnished as Exhibit 99.1 hereto and is incorporated by reference herein.

The information contained in this Item 7.01 and Exhibit 99.1 is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Employment Agreement, dated as of June 18, 2018, between Robert Fox and Nuverra Environmental Solutions, Inc.

99.1	Press Release dated June 18, 2018

EXHIBIT INDEX

Exhibit Number	Description

10.1	Employment Agreement, dated June 18, 2018, between Robert Fox and Nuverra Environmental Solutions, Inc.

99.1	Press Release dated June 18, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUVERRA ENVIRONMENTAL SOLUTIONS, INC.

Date: June 21, 2018	By:	/s/ Joseph M. Crabb
		Name:	Joseph M. Crabb
		Title:	Executive Vice President and Chief Legal Officer